SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
September 3, 2008 (August 28, 2008)

ATLANTIC EXPRESS TRANSPORTATION CORP.
(Exact Name of Registrant as Specified in Charter)

NEW YORK (State or Other Jurisdiction of Incorporation)	0-24247 (Commission File Number)	13-392-4567 (IRS Employer Identification No.)

7 NORTH STREET STATEN ISLAND, NEW YORK 10302-1205
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (718) 442-7000

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

As of August 28, 2008, Atlantic Express Transportation Corp. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Third Amended and Restated Loan and Security Agreement (as amended, the “Senior Credit Facility”), among the Company, its borrower subsidiaries and Wachovia Bank, N.A., as agent. Prior to August 28, 2008, the Company was not required to satisfy the Minimum EBITDA covenant under the Senior Credit Facility if excess availability during the period from July 1 to August 31 of any year was equal to or greater than $5,000,000 and if excess availability for any other period of any year was equal to or greater than $8,000,000. Pursuant to the Amendment, the Company is not required to satisfy such Minimum EBITDA covenant if excess availability during the period from July 1 to September 15 of any year is equal to or greater than $5,000,000 and if excess availability for any other period of any year is equal to or greater than $8,000,000.

A copy of Amendment No. 2 to the Senior Credit Facility is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits:

10.1	Amendment No. 2 to Third Amended and Restated Loan and Security Agreement, dated as of August 28 ,2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2008

ATLANTIC EXPRESS TRANSPORTATION CORP.
/s/ Nathan Schlenker
Name:	Nathan Schlenker
Title:	Chief Financial Officer